PROSPECTUS dated March 29, 1995                   Pricing Supplement No. 49
PROSPECTUS SUPPLEMENT                             to Registration No. 33-57833
Dated March 29, 1995                              February 20, 1996
                                                  Rule 424(b)(3)

                         MORGAN STANLEY GROUP INC.
                       MEDIUM - TERM NOTES, SERIES C

Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:            $50,000,000                    Annual Redemption Percentage
                                                            Reduction:                        N/A

Maturity Date:               February 23, 1998              Interest Payment Dates:           The 23rd of February, May,
                                                                                              August and November,
                                                                                              commencing on May 23, 1996

Interest Rate Basis:         _____CD Rate                   Interest Reset Dates:             Each Business Day
                             _____Commercial Paper
                                       Rate                 Interest Payment Period:          Quarterly
                             __X__Federal Funds Rate
                             _____LIBOR                     Interest Reset Period:            Daily
                             _____Prime Rate
                             _____Treasury Rate             Interest Determination            One Business Day prior to the
                                                            Dates:                            Interest Reset Date; provided
                                                                                              that the Interest Determination
                                                                                              Date for each Interest Payment
                                                                                              Date shall be two Business Days
                                                                                              prior
                             _____Other
                                                            Settlement Date:                  February 23, 1996
                                                            (Original Issue Date)
Applicability of Modified
Banking Day Convention:      Yes
                                                            Ranking:                          Senior
Index Maturity:              1-Day
                                                            Calculation Agent:                Chemical Bank
Spread:                      +0.25%
                                                            Book Entry Note or Certified:     Book Entry
Spread Multiplier:           N/A
                                                            Reporting Service:                Telerate (page 120 under the
                                                                                              heading "Federal Funds
                                                                                              Effective Rate")
Maximum Interest Rate:       N/A
                                                            Alternative Rate Event Spread:    N/A
Minimum Interest Rate:       N/A
                                                            Put/Call Date:                    N/A
Initial Repayment Date:      N/A
                                                            Put/Call Price:                   N/A
Initial Repayment
Percentage Reduction:        N/A                            Put/Call Modification:            N/A

Interest Accrual Date:       February 23, 1996              Initial Interest Reset Date:      February 26, 1996

Initial Interest Rate:       To be determined on 2/23/96    Initial Redemption Percentage:    N/A

Initial Redemption Date:     N/A


 Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.



                           MORGAN STANLEY & CO.
                               Incorporated